                                                 [LOGO OF WHIRLPOOL CORPORATION]

              WHIRLPOOL CORPORATION REPORTS RECORD SECOND QUARTER
                       Performance Improvement Continues

     BENTON HARBOR, Mich. - Jul. 17, 2000 - Whirlpool Corporation (NYSE: WHR) today reported record second quarter performance, posting a 28 percent year-over-year increase in quarterly earnings per share.

     "Our global operations delivered a solid performance for the latest quarter despite a challenging external environment, slowing appliance industry growth in North America and increases in material costs across our markets," said Whirlpool Chairman and CEO David R. Whitwam.

     Second quarter 2000 net earnings were $121 million, or $1.66 per diluted share, up 22 percent from second-quarter 1999 earnings of $99 million or $1.30 per diluted share. Year-to-date net earnings were $233 million, or $3.18 per diluted share, up 24 percent from the first half 1999 core earnings of $187 million, or $2.45 per diluted share. Core earnings for 1999 excluded the first quarter Brazilian currency devaluation. Reported 1999 first half earnings were $127 million, or $1.66 per diluted share.

     Second quarter sales of $2.6 billion were down 1.2 percent from the prior year period. Absent currency translations, which reduced sales by $69 million, sales grew 1.5 percent in the quarter. Year-to-date sales were $5.2 billion, up
1.4 percent from the first six months of 1999. Absent currency translations of $132 million, sales grew 4 percent in the first six months of the year.

     Whirlpool North America reported a solid quarterly operating profit performance despite a slowing of the growth in appliance industry unit shipments and a competitive pricing environment. The performance improvement was driven, in part, by enhanced and innovative new product introductions including the Whispure air purifier line, a totally new line of Conquest refrigerators featuring an in-the-door ice system and new Catalyst clothes washers and companion Senseon dryers, all under the Whirlpool brand. The company's Operational Excellence initiative, a customized Six Sigma quality and productivity improvement program, also contributed significantly to the quarterly results.

                                    - more -
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Whirlpool Quarterly Results -- add one
--------------------------------------

     For the remainder of the year, the company expects North American appliance industry unit shipments will continue to slow from prior year levels, but still grow approximately 3 percent for the full year. The company plans a continuation of its accelerated new product introduction schedule supported by higher levels of brand advertising, which is expected to boost sales in the second half of the year.

     Whirlpool Europe reported gains in quarterly unit shipments, but revenues were adversely affected by nearly 10 percent in the quarter due to the unfavorable impact of currency translation. Quarterly operating profit margins showed continued improvement from first quarter levels, but were also unfavorably affected by both a tightening competitive environment and higher material costs.

     The company continues to expect European appliance industry shipments to grow between 4 and 5 percent for the full year and it expects continuing performance improvements from its own operations. The company plans several important new product introductions in the second half of the year, all of which are expected to help drive performance improvement.

     Whirlpool Latin America reported quarterly improvements in unit shipments and operating profits. Currency translations also reduced quarterly revenues in the region. The company continues to see improving economic conditions in the region, and continues to expect appliance industry unit shipments to grow between 7 and 10 percent for the full year.

     "The exceptional strength of our brands in Latin America will produce solid full-year improvements in operating performance for this important business," said Whitwam.

     Whirlpool Asia again reported record quarterly performance, with strong improvements in revenues, unit shipments and operating profit. Company performance was again driven by sales growth in India, China and the Asia Pacific countries. The company continues to expect appliance industry unit shipments in its Asian region to grow between 8 and 10 percent for the full year.

                                    - more -

Whirlpool Quarterly Results -- add two
--------------------------------------

     The company also announced that it repurchased 2.1 million shares during the second quarter of 2000. In total the company has now repurchased more than
6.5 million shares and spent approximately 40 percent of the $1 billion authorized by its board of directors.

     According to Whitwam, "The second quarter was our largest quarter of share repurchases to date. This aggressive approach is based on our confidence in our cash flow generation capabilities and by our continuing view that our shares remain significantly undervalued."

     In summary Whitwam said, "We are pleased with the solid performance of our global business, especially given the challenging operating environment we are experiencing around the world."

     "We expect our full-year performance to be up 20 to 25 percent from last year's record levels," added Whitwam. "Although, due to the projected operating environment, we expect to fall modestly short of the current range of earnings estimates projected by Wall Street analysts."

     Whirlpool Corporation is the world's leading manufacturer and marketer of major home appliances. Headquartered in Benton Harbor, the company manufactures in 13 countries and markets products under 11 major brand names in more than 170 countries. Additional information about the company can be found on the Internet at www.WhirlpoolCorp.com.

                                      ###

Media                                      Financial
-----                                      ---------

Christopher Wyse                           Thomas Filstrup
616-923-3417                               616-923-3189
christopher j wyse@email.whirlpool.com     thomas_c_filstrup@email.whirlpool.com
           ---

Zen Yinger
616-923-5978
zen_m_yinger@email.whirlpool.com

This news release contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. In addition to the expected appliance industry results for 2000 noted in this news release, there are certain factors that could cause results to differ materially from those anticipated by some of the statements made. These factors are listed in the Company's most recently filed Form 10-Q and/or Form 10-K.

           CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (UNAUDITED)
                             WHIRLPOOL CORPORATION
                         FOR THE PERIOD ENDED JUNE 30
             (millions of dollars except share and dividend data)


                                                        Three Months Ended       Year-to-Date
                                                       --------------------   ------------------
                                                                                                   1999 Pro-forma
                                                         2000        1999       2000       1999     "Core" Earnings
                                                       --------    --------   --------   --------   ---------------
Net sales                                              $ 2,586      $ 2,617   $ 5,176    $ 5,102       $ 5,102
EXPENSES:
    Cost of products sold                                1,958        1,967     3,900      3,833         3,833
    Selling and administrative                             389          437       794        858           858
    Intangible amortization                                  7            8        15         16            16
                                                       -------      -------   -------    -------       -------
                                                         2,354        2,412     4,709      4,707         4,707
                                                       -------      -------   -------    -------       -------
        OPERATING PROFIT                                   232          205       467        395           395
OTHER INCOME (EXPENSE):
    Interest and sundry income (expense)                    (4)           5      (14)      (148)           10
    Interest expense                                       (46)         (44)     (83)       (85)          (85)
                                                       -------      -------  -------    -------       -------
        EARNINGS (LOSS) BEFORE INCOME TAXES
          AND OTHER ITEMS                                  182          166      370        162           320
            Income taxes                                    63           62      135         70           123
                                                       -------      -------  -------    -------       -------
        EARNINGS (LOSS) BEFORE EQUITY EARNINGS
          AND MINORITY INTERESTS                           119          104      235         92           197
          Equity in earnings of affiliated companies         7            1        6         (2)           (2)
          Minority interests                                (5)          (6)      (8)        37            (8)
                                                       -------      -------  -------    -------       -------
        NET EARNINGS                                   $   121      $    99  $   233    $   127       $   187
                                                       =======      =======  =======    =======       =======

Per share of common stock:
    Basic net earnings                                 $  1.68      $  1.32  $  3.20    $  1.68       $  2.47

    Diluted net earnings                               $  1.66      $  1.30  $  3.18    $  1.66       $  2.45
    Cash dividends                                     $   .34      $   .34  $   .68    $   .68       $   .68
                                                       =======      =======  =======    =======       =======

         Note: 1999 Pro-forma excludes 1st quarter Brazil devaluation.

                     CONSOLIDATED CONDENSED BALANCE SHEETS
                             WHIRLPOOL CORPORATION
                             (millions of dollars)

                                          June 30      December 31                                           June 30     December 31
                                           2000           1999                                                 2000          1999
                                        (Unaudited)     (Audited)                                           (Unaudited)    (Audited)
                                        ------------   ------------                                         -----------  -----------
ASSETS                                                                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current Assets                                                         Current Liabilities
--------------                                                         -------------------
Cash and equivalents                    $   159        $   261          Notes payable                       $ 1,089     $   444
Trade receivables, less                                                 Accounts payable                      1,110       1,081
allowances of (2000: $131 ;1999: $124)    1,620          1,477          Employee compensation                   232         300
Inventories                               1,297          1,065          Accrued expenses                        839         803
Prepaid expenses and other                  256            286          Restructuring costs                       8          39
Deferred income taxes                        81             88          Current maturities of                    32         225
                                                                        long-term debt
                                        -------        -------                                              -------     -------
Total Current Assets                      3,413          3,177          Total Current Liabilities             3,310       2,892


                                                                        Other Liabilities
                                                                        -----------------
                                                                        Deferred income taxes                   147         157
                                                                        Postemployment benefits                 619         612
Other Assets                                                            Other liabilities                       168         168
------------
Investment in affiliated companies          116            112          Long-term debt                          781         714
                                                                                                            -------     -------
Intangibles, net                            787            795                                                1,715       1,651
Deferred income taxes                       249            247
Other                                       356            317          Minority Interests                      154         416
                                        -------        -------
                                          1,508          1,471

                                                                        Stockholders' Equity
                                                                        Common stock                             84          84
Property, Plant and Equipment                                           Paid-in capital                         389         374
-----------------------------
Land                                         67             70          Retained earnings                     2,451       2,268
Buildings                                   863            863          Unearned restricted stock                (8)         (6)
Machinery and equipment                   4,261          4,249          Accumulated other comprehensive
                                                                        income                                 (437)       (443)
Accumulated depreciation                 (3,080)        (3,004)         Treasury stock - at cost               (626)       (410)
                                        -------        -------                                              -------     -------
                                          2,111          2,178          Total Stockholders' Equity            1,853       1,867

                                        -------        -------                                              -------     -------
Total Assets                           $  7,032        $ 6,826          Total Liabilities and Stockholders'
                                                                        Equity                              $ 7,032     $ 6,826
                                        =======        =======                                              =======     =======